UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
-----------------------------------X
In re:                                      Chapter 11
                                            Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,        ORDER  SCHEDULING A HEARING ON
                                            APPROVAL OF  DISCLOSURE
                                            STATEMENT  AND FIXING A LAST
                                            DATE TO FILE PROOFS OF CLAIMS
                     Debtor.
-----------------------------------X

     Upon the annexed application (the "Application") of Alcohol Sensors International, Ltd., debtor and debtor in possession (the "Debtor") to, among other things, fix a date by which all claims and interests must be filed against the Debtor and to schedule a hearing on approval of the Debtor's disclosure statement,

     AND  no  adverse  interest   represented  and  sufficient  cause  appearing
therefor, it is

     ORDERED, that June 23, 1999 at 2:30 in the afternoon of said day be fixed as the date and time for the hearing (the "Hearing") to be held before this Court to consider the Application for an order:

     1. finding that the Debtor's disclosure statement, dated May 7, 1999 (the "Disclosure Statement"), a copy of which is annexed to the Application as Exhibit "B", contains "adequate information" as such term as defined in 1125(a)(1) of Chapter 11 of Title 11 of the United States Code (the "Code"),

     (b) approving the Disclosure Statement,

     (c) authorizing the Debtor, pursuant to 1125(b) of the Code, to solicit acceptances of its plan of reorganization dated May 7, 1999 (the "Plan"), a copy of which is annexed to the Application as Exhibit "A", from holders of claims against or interests in the Debtor by the transmission of the Disclosure Statement and the Plan to holders of claims and interests,

     (d) fixing a date by which all acceptances to or rejections of the Plan must be received in order for them to be counted in the determination of whether the Plan has been accepted in accordance with the provisions of 1126 of the Code, and

     (e) granting such other relief as this Court may deem just and proper;

and it is further

     ORDERED, that objections, if any, to the Disclosure Statement, must be served upon Marilyn Simon & Associates, Associates, counsel for the Debtor, 200 Park Avenue South, New York, New York 10003, Attention Debra J. Cohen, Esq., and filed with the Court in Hauppauge(with a copy to Chambers) so as to be received no later than 5:00 p.m. on June 17, 1999, and it is further

     ORDERED, that pursuant to Rules 2002(a)(8) and 3003(c)(3) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), all entities, including all persons, partnerships, corporations, estates, trusts and governmental units who hold Claims, as defined in 101(5) of the Code, against the Debtor, which arose at any time prior to the date of entry of this order, whether or not fixed, contingent, disputed or unliquidated, exclusive of the claims of professional persons retained by the Debtor pursuant to 327, 328 and 1103 of the Code, shall file proofs of such claims with this Court on or before June 14, 1999 no later than 4:30 p.m. (the "Bar Date"), provided, however, that any entity

     (a) which has already filed a proof of claim in the form and manner required by Bankruptcy Rule 3001, or

     (b) whose claim is listed in the Debtor's Schedules of Assets and Liabilities and Statement of Financial Affairs (the "Schedules") as undisputed, non-contingent or liquidated,

     may, but need not, file a proof of claim; and it is further

     ORDERED, that each proof of claim shall be filed in conformity with Form No. 10 of the Official Bankruptcy Forms, and its is further

     ORDERED, that the Debtor shall serve the Notice of the Hearing to consider the Disclosure Statement, and the Notice of Bar Date, substantially in the forms annexed to the Application as Exhibits "C" and "D", respectively, the provisions of which are hereby approved, by first class mail on or before May 17, 1999, upon all entities listed on the Schedules as holding claims against or interests in the Debtor, the entities required by Chambers Rule V1(A), the United States Trustee, and all persons who have filed notices of appearance pursuant to ?1109 of the Code or have, in writing, requested notice in this case in accordance with Bankruptcy Rule 2002, which shall be deemed good and sufficient notice of the Hearing and the Bar Date; and it is further

     ORDERED, that a copy of the Bar Date Notice shall be published in the New York Times National Edition during the week of May 17, 1999, and it is further

     ORDERED, that any entity required to file a proof of claim pursuant to this Order, but which shall fail to do so on or before the Bar Date, shall not, with respect to any such claim, be treated as a creditor of the Debtor for the purposes of voting and distribution under the Plan, and shall be forever barred, estopped and enjoined from asserting such claim against the Debtor or its estate.


Dated:   Hauppauge, New York
         May 10, 1999
                                              s/Melanie L. Cyganowski
                                              -----------------------
                                              UNITED STATES BANKRUPTCY JUDGE
NO OBJECTION:

---------------------
UNITED STATES TRUSTEE

     Affidavit evidencing proof of service and proof of publication must be filed by May 28, 1999.

                                              s/Melanie L. Cyganowski
                                              -----------------------

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
-----------------------------------X
In re:                                               Chapter 11
                                                     Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,                 APPLICATION


                         Debtor.
-----------------------------------X

     The application of Alcohol Sensors International, Inc., debtor and debtor in possession (the "Debtor"), by its attorneys, Marilyn Simon & Associates, respectfully sets forth and represents as follows:

                                   BACKGROUND

     1. Heretofore, the Debtor filed a petition for reorganization under Chapter 11 of Title 11 of the United States Code (the "Code").

     2. The Debtor is a New York corporation in the business of designing, marketing and selling electronic motor vehicle after-market safety products, including a patent-pending line of breath alcohol ignition interlock devices ("BAIID") under the Sens-O-Lock name. The Sens-O-Lock BAIID is designed to detect, evaluate and assist in the prevention of an alcohol impaired driver operating a vehicle. The Debtor also markets and sells, under the Weather Eye brand name, a line of modular products designed to automatically engage and adjust the headlights and taillights of automobiles depending upon the weather and sunlight conditions.

     3.  The  Debtor  commenced  this  case  in  order  to  confirm  a  plan  of reorganization,  filed  contemporaneously  with the  filing  of the  chapter  11 petition (the "Plan"), which provides for the treatment of claims against and interests in the Debtor. The Debtor believes that confirmation of the plan is the most efficient and expeditious means to resolve claims and maximize value for all creditors. A copy of the Plan is annexed hereto as Exhibit "A".

     4. The Debtor is on a fast track toward confirmation of the Plan. Thus, the time is appropriate to fix a date for the filing of claims against the estate. Accordingly, by the prefixed order, the Debtor requests that this Court fix a final date (the "Bar Date") by which all claims against the Debtor must be filed or deemed to be filed, pursuant to Rule 3003 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). Bankruptcy Rule 3003(c)(2) provides, inter alia, as follows:

                  Any creditor or equity security holder whose claim or interest is not scheduled or scheduled as disputed, contingent, or unliquidated shall file a proof of claim or interest within the time prescribed by subdivision (c)(3) of this rule; any creditor who fails to do so shall not be treated as a creditor with respect to such claim for the purposes of voting and distribution.

     The Debtor seeks a Bar Date that is no more than 45 days following the date of this application.

     5. The Debtor is in a position to solicit acceptances to the Plan. As a pre-condition to the solicitation process, the Debtor must transmit to holders of claims against and interests in the Debtor a written disclosure statement which has been approved by this Court as containing adequate information to enable the hypothetical reasonable investor, typical of such holders, to make an informed judgment about the Plan. A copy of the Disclosure Statement is annexed hereto as Exhibit "B". Certain of the information contained therein including information (a) regarding the Bar Date and (b) with respect to claims against the estate, may be modified prior to the hearing. Notwithstanding the minor changes which may occur, the Debtor seeks entry of the prefixed order fixing a hearing date (the "Hearing") to consider the Disclosure Statement for approval.

     6. At the Hearing, the Debtor shall seek entry of an order, substantially in the form annexed hereto as Exhibit "E", (a) finding that the Disclosure Statement contains "adequate information" as such term as defined in ?1125(a)(1) of the Code, (b) approving the Disclosure Statement as it may be modified prior to the Hearing, (c) authorizing the Debtor to solicit acceptances of the Plan from holders of claims against or interests in the Debtor by the transmission of the Disclosure Statement and the Plan to such holders of claims and interests, and (d) fixing a date by which all acceptances to or rejections of the Plan must be received in order for them to be counted in the determination of whether the Plan has been accepted in accordance with the provisions of 1126 of the Code and Rule 3003 of the Bankruptcy Rules.

     7. Bankruptcy Rule 2002(b) requires that at least 25 days' notice by mail of the time fixed for the hearing to consider approval of the Disclosure Statement and for filing objections to the Disclosure Statement be given to all of the Debtor's creditors and equity security holders. Bankruptcy Rule 2002(a)(4) requires at least 20 days' notice by mail of the Bar Date. The Debtor proposes that notice of the Hearing, as well as notice of the Bar Date, substantially in the forms annexed hereto as Exhibits "C" and "D", respectively, be given to all of the Debtor's creditors and equity security holders, the United States Trustee, and all persons who have filed notices of appearance pursuant to 11 U.S.C. 1109 or have requested, in writing, notice in accordance with Rule 2002. The prefixed proposed order approves the form and substance of the notices of the Hearing and the Bar Date. The Debtor submits that such notice satisfies the requirements of the Code, Bankruptcy Rule 2002 and the Local Rules of this Court.

     8. The Debtor respectively requests that the Court waive and dispense with the requirement set forth in Rule 9013-1(b) of the Local Bankruptcy Rules that any motion filed shall have an accompanying memorandum of law. This application does not raise a novel issue of law. Accordingly, the Debtor submits that a waiver of Rule 9013-1(b) requirement is appropriate in this circumstance.

     9. No other application for the relief requested herein has been made to this or any other court.

     WHEREFORE, the Debtor respectfully seeks entry of the prefixed order and for such other relief and further as this Court may deem just and proper.

Dated:   New York, New York
         May 7, 1999

                         ALCOHOL SENSORS INTERNATIONAL, LTD.
                         Debtor and Debtor in Possession
                         By its Attorneys,
                         MARILYN SIMON & ASSOCIATES

                         By:  s/Marilyn Simon
                              ---------------
                              Marilyn Simon  MS 6537
                              200 Park Avenue South
                              New York, NY 10003-1503
                              (212) 529-4400

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
------------------------------------X
In re:                                       Chapter 11
                                             Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.          PLAN OF REORGANIZATION


                          Debtor.
------------------------------------X

     Alcohol Sensors International, Ltd., debtor and debtor in possession, and Acquisition Funding, LLC, propose the following plan of reorganization pursuant to 1121(b) of Chapter 11 of Title 11 of the United States Code.

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Meaning. For the purpose of this chapter 11 Plan, each of the terms set forth herein shall have the meaning ascribed below and such meaning shall be equally applicable to the singular and plural forms of the terms defined. All of the definitions and provisions contained in this Article 1 are, and shall be, regarded as integral, substantive and operative provisions of this Plan.


     1.2 Other Terms. A term that is used in the Plan and not defined herein, but that is defined in the Bankruptcy Code or in the Federal Rules of Bankruptcy Procedure, shall have the meaning set forth therein. Any reference contained in this Plan to a particular exhibit, paragraph or article shall be deemed to be a reference to an exhibit, paragraph or article of this Plan.

     1.3 Rules of Construction. The rules of construction set forth in 102 of the Bankruptcy Code shall be applicable to all of the provisions of this Plan. Without in any way limiting the foregoing, as used in this Plan, the words "includes" and "including" are without limitation.

     "Administrative Claim" shall mean any cost or expense of administration of the Case allowed under 503(b) or 507(a)(1) of the Bankruptcy Code, including all allowances of compensation or reimbursement of expenses to Professional Persons to the extent allowed by the Court only upon entry of a Final Order under 330 of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, and any fees or charges assessed against the Debtor's estate under 28 U.S.C. 1930.

     "AFL" shall mean Acquisition Funding, LLC, the third party proponent of this Plan.

     "AFL Agreements" shall mean the Financing, Loan and Security Agreements made as of April 30, 1999, and the Ratification and Amendment Agreement made as of May __, 1999 by and between the Debtor and AFL.

     "Allowed" or "Allowed Amount", when referring to a Claim, shall mean the amount of a Claim

     1. filed with the Court on or before the Bar Date and as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Final Order or this Plan,

     (b) which has been or hereafter is scheduled by the Debtor as liquidated and not disputed or contingent in amount, as to which no objection to the allowance thereof has been interposed within any applicable period of limitation,

     (c) as to which any objection has been interposed, to the extent such Claim has been allowed by a Final Order, or

     (d) any Claim specifically identified in this Plan as an Allowed Claim.

     "Ballot" shall mean the form distributed to holders of Claims and Interests on which is to be indicated acceptance or rejection of the Plan.

     "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, 11 U.S.C 101, et. seq., as amended.

     "Bar Date" shall mean ___________, 1999, the last date fixed by Final Order dated _____________, 1999 for filing proofs of Claim or Interests in this Case, which arose at any time either (a) prior to the Filing Date, or (b) on or after the Filing Date through and including the Bar Date.

     "Business Day" shall mean any day on which commercial banks are open for business in New York, New York.

     "Case" shall mean the Debtor's case under chapter 11 of the Bankruptcy Code, Case No. 899-83790-511, which was commenced by the filing of a voluntary petition with the Court on the Filing Date.

     "Cash" shall mean, with respect to payments under the Plan, lawful currency of the United States of America (U.S. dollars), regular check, certified check, bank check or wire transfer from a domestic bank.

     "Claim" shall have the meaning given to such term in ?101(5) of the Bankruptcy Code.

     "Claimant" shall mean the holder of a Claim.

     "Class"  shall mean any  category of Claims or  Interests  as  specified in
Article III of this Plan.

     "Common   Interests"  shall  mean  the  rights  of  owners  of  issued  and outstanding shares of either Class A or Class B Common Stock.

     "Committee" shall mean any Official Committee of Unsecured Creditors appointed in this Case by the United States Trustee.

     "Committee Counsel" shall mean the attorneys retained by the Committee to represent it in this Case, which retention is approved by Final Order.

     "Confirmation Date" shall mean the date of entry by the Court of the Confirmation Order.

     "Confirmation Order" shall mean an order of the Court confirming the Plan in accordance with the Bankruptcy Code.

     "Consummation Date" shall mean the date which is thirty (30) days following the Effective Date.

     "Court" shall mean the United States Bankruptcy Court for the Eastern District of New York, and any appellate or other court that is competent to exercise jurisdiction over any matter or proceeding arising in or relating to this Case.

     "Debtor" shall mean Alcohol Sensors International, Ltd.

     "Disputed Claim" shall mean a Claim as to which an objection has been timely filed and which objection (a) is not the subject of a Final Order allowing or disallowing the Claim; and (b) has not been withdrawn.

     "Distributions" shall mean Cash which is required under the Plan to be distributed to the holders of Allowed Claims.

     "Effective Date" shall mean the date on which the Confirmation Order becomes a Final Order.

     "Federal Rules of Bankruptcy Procedure" shall mean the Federal Rules of Bankruptcy Procedure in effect on the date of this Plan.

     "Filing Date" shall mean May 7, 1999, the date on which the Debtor filed its voluntary petition under chapter 11 of the Code, thereby commencing the Case.

     "Final Order" shall mean an order of the Court which has not been reversed, stayed, modified or amended and (i) the time to appeal from, or to seek review or rehearing of, has expired, (ii) no appeal, review, certiorari or rehearing is pending, and (iii) the order has become conclusive of all matters adjudicated therefor and is in full force and effect.

     "Interest" shall mean collectively Preferred Interests, Common Interests, Warrant Interests, or the rights of owners of any other equity securities of the Debtor.

     "Interest Holder Claims" shall mean any and all Claims held by Interest holders on account of, or with respect to, their Interests (including Claims for unpaid dividends or the exercise of warrants), which Claims (a) are not secured by a lien or security interest in the assets of the Debtor and (b) are not entitled to priority under 507 of the Bankruptcy Code.

     "New Stock" shall mean the stock, with full voting and dividend privileges, issued on the Effective Date, or as soon as practicable thereafter, to AFL or its designee or nominee, which shall represent all issued and outstanding stock in the reorganized Debtor as of the Effective Date.

     "Plan" shall mean this Plan of Reorganization.

     "Preferred Interests" shall mean the rights of owners of issued and outstanding shares of Series A or Series B Preferred Stock.

     "Priority Claim" shall mean any Claim entitled to priority in accordance with 507(a) of the Bankruptcy Code other than an Administrative Claim or a Priority Tax Claim.

     "Priority Tax Claim" shall mean any tax claim entitled to priority under 507(a)(8) of the Bankruptcy Code.

     "Professional Persons" shall mean all attorneys, accountants and financial consultants retained by a Final Order within the meaning of 327 or 1103 of the Bankruptcy Code or otherwise.

     "Professional Fees" shall mean all fees, costs and expenses of Professional Persons incurred in the Case up to and including the Confirmation Date which fees, costs, and expenses shall have been awarded by Final Order pursuant to 330 or 503(b) of the Bankruptcy Code.

     "Pro Rata" shall mean the proportion that the Allowed Claim or Interest in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims until allowed or disallowed) or the aggregate number of all Interests in such Class.

     "Secured Claim" shall mean any Claim that is secured, within the meaning of 506(a) of the Bankruptcy Code.

     "Unsecured Claim" shall mean any Claim that is not a Secured Claim, an Administrative Claim, a Priority Claim, or a Priority Tax Claim.

     "Warrant Interests" shall mean the rights of owners of issued and outstanding warrants to purchase Class A or Class B common stock of the Debtor.

                                   ARTICLE II

                Provisions for Treatment of Administrative Claims

     2(a) Administrative Claims are not impaired and the Allowed Amount of such Claims shall be satisfied, settled and discharged, in full, by the payment in Cash on the Consummation Date or as soon as practicable thereafter, or shall be paid upon such terms as may be agreed upon between the Debtor and the respective Claimant entitled to such payment.

                                   ARTICLE III

                     Classification of Claims and Interests

     3...1 A Claim is in a particular class only to the extent that the Claim falls within the description of that Class and is in a different Class to the extent that the remainder of the Claim falls within the description of such different Class. In addition, a Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim.

                  Class I           -       Secured Claim of AFL

                  Class II          -       Priority Tax Claims.

                  Class III         -       Priority Claims.

                  Class IV          -       Unsecured Claims.

                  Class V           -       Interest Holder Claims.

                  Class VI          -       Interests.


     3...2 Unimpaired Claims. All classes of Claims are impaired except for Classes II and III.

                                   ARTICLE IV

                  Treatment of Classes of Claims and Interests

     4...1 The Allowed Class I Claim is impaired. The holder of the Allowed Class I Claim shall be issued ninety-six (96%) of the New Stock in full and final satisfaction, settlement and discharge of said Claim.

     4...2 Class II Claims are not impaired and shall be satisfied, settled and discharged, in full, by the payment of 100% of the Allowed Amount of such Claims in quarterly deferred Cash installments, inclusive of interest at a rate of 9% per annum, in equal self amortizing payments commencing on the Consummation Date and every ninety (90) days thereafter, over a period not to exceed six (6) years after the date of assessment of said Claims.

     4...3 The Class III Claims are not impaired and shall be satisfied, settled and discharged, in full, by the payment of one hundred (100%) percent of the Allowed Amount of such Claims in Cash on the Consummation Date.

     4...4 The Class IV Claims are impaired and shall be satisfied, settled and discharged, by the payment of ten (10%) percent of the Allowed Amount of such Claims in Cash on the Consummation Date, together with such Claimant's Pro Rata share of 4% of the New Stock, in full and final satisfaction, settlement and discharge of said Claims.

     4...5 The holders of Class V Interest Holder Claims are impaired inasmuch as they shall receive no Distribution under the Plan.

     4...6 The Class VI Interests are impaired. All preferred stock, common stock and warrants of the Debtor issued and outstanding as of the Confirmation Date, as well as any and all preemptive, redemption, dividend and registration rights relating thereto, shall be canceled, and the holders of said Interests shall receive no Distribution under the Plan.


                                    ARTICLE V

                         MEANS FOR EXECUTION OF THE PLAN

     5...1 Distributions. AFL shall fund the Plan to the extent necessary and required to (a) make all of the payments to the holders of Allowed Administrative Claims, Allowed Class II Priority Tax Claims, Allowed Class III Priority Claims, and Allowed Class IV Unsecured Claims, and (b) to issue the New Stock to be issued to Allowed Class IV Unsecured Claims in accordance with the terms of the Plan, in exchange for which AFL shall be issued ninety-six (96%) of the New Stock. Except as otherwise provided herein, on the Effective Date, title to all properties and assets of the Debtor shall pass to and vest in the reorganized Debtor, free and clear of all Claims and Interests. The Class I Secured Claim shall be satisfied in full by the issuance of ninety-six (96%) of the New Stock. Any asset(s) acquired by the reorganized Debtor from and after the Effective Date shall be free and clear of all Claims and Interests.

     The Confirmation Order shall be a judicial determination of the discharge of all of the Debtor's liabilities, except as provided in the Plan, whether or not (a) a proof of Claim is filed or deemed filed under 501 of the Bankruptcy Code, (b) such Claim becomes an Allowed Amount, or (c) the holder of such Claim has accepted the Plan. The Debtor shall make Distributions to Claimants only in accordance with the Plan. Distributions of Cash pursuant to the Plan shall be rounded to the nearest whole dollar.

     5...2 Distribution Schedules. As soon as practical following the Confirmation Date, but no later than the Consummation Date, the Debtor shall prepare Distribution schedules with respect to Administrative Claims and each Class of Claims, including Claims to which objections have been asserted.

     5...3 Objections to Claims. The Debtor may file objections to the allowance of any Claim. Any such objection must be filed and served no later than the later of (a) the sixtieth (60th) day following the Effective Date, (b) thirty
(30) days after the filing of the proof of such Claim, or (c) any later date set by Final Order. Any Claim for which no objection has been filed within the time fixed therefor shall be deemed an Allowed Claim in such amount as is set forth in a proof of claim filed with the Bankruptcy Court, or if no proof of claim is filed, as listed in the schedules filed by the Debtor with the Bankruptcy Court pursuant to Rule 1007 of the Federal Rules of Bankruptcy Procedure and not identified as disputed, contingent or unliquidated as to amount.

     5...4 Procedure. Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation approved by a Final Order, or until the objection thereto is withdrawn, the Debtor may litigate the merits of each Disputed Claim until determined by Final Order. The Debtor shall have the sole and exclusive authority to assert objections to Claims and to prosecute, and settle all such objections to Claims pursuant to 510, 543 through 551 and 553 of the Bankruptcy Code.

     5...5 Unclaimed Distributions. Unclaimed Distributions (including Distributions made by checks which fail to be negotiated) shall be retained by the Debtor and held in trust for the beneficial holders of Allowed Claims entitled thereto for a period of 90 days after the Distribution date. Any Distribution remaining unclaimed 90 days after the distribution date shall be canceled (by a stop payment order or otherwise), the Claim(s) relating to such Distributions(s) shall be deemed forfeited and expunged and the holder of such Claim shall be removed from the Distribution schedule, shall receive no further Distributions under this Plan, and the Distributions shall be returned to AFL. All Distributions shall be made to the holders of Claims at the address listed on their respective proofs of claim filed with the Bankruptcy Court or, if no proof of claim was filed, at their last known address.

     5...6 Avoidable Transfers. The Debtor shall retain all causes of action under 510, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy
Code.

     5...7 Post-Confirmation Professional Fees. Counsel and accountants to the Debtor and to the Committee may, from time to time, provide professional services following the Confirmation Date. Such services will not be encompassed within an application for allowance which has been approved by the Court. Such services, inclusive of disbursements, shall be paid within ten (10) days after submission of a bill to the Debtor with copies to AFL and Committee Counsel, provided that no objection to the payment is asserted. If an objection is asserted and remains unresolved, the affected Professional Person may file an application for allowance with the Court and such fees will be paid by the Debtor in amounts as may be fixed by the Court.

                                   ARTICLE VI

                               EXECUTORY CONTRACTS

     All executory contracts and unexpired leases of the Debtor not expressly assumed by the Debtor by a Final Order or previously rejected by the Debtor by Final Order shall be deemed assumed by the Debtor.

                                   ARTICLE VII

                         COVENANTS OF THE DEBTOR AND AFL

     For the period commencing the Consummation Date and until all Classes of Claims have been paid and satisfied pursuant to Article IV of this Plan, the Debtor or AFL, as the case may be, shall:

     7...1 Pay when due all current, post-Confirmation Date taxes to taxing authorities, unless such taxes are disputed in good faith.

     7...2 Pay when due all payments required to be made under this Plan.

                  7...3 Maintain business records in accordance with generally accepted accounting principles.

     7...4 Prepare annual financial reports and, within sixty (60) days following the end of the Debtor's fiscal year, furnish copies of such reports to AFL and to the Committee Counsel and accountants.

     7...5 Furnish to any holder of a Claim or New Stock upon request, a copy of the Debtor's annual financial report, when available.

                                  ARTICLE VIII

                                  THE COMMITTEE

     8...1 Until all of the payments are made to the holders of Class IV Claims in accordance with the terms of this Plan, the members of the Committee shall constitute the Committee.


     8...2 In the event that a vacancy occurs on the Committee by reason of death, resignation or retirement, or because a designee of a member of the Committee shall no longer be employed by such member, the vacancy thereby created shall be filled within thirty (30) days thereafter by a person designated by the member of the Committee that employed the former designee or with whom the former designee was affiliated. In the event such member of the Committee fails to designate a successor representative to serve on the Committee, the vacancy shall be filled by a designee of a majority of the remaining members of the Committee from among the employees or representatives of the remaining holders of Class IV Claims.

     8...3 Upon the occurrence of any one of the following events, and effective immediately upon such occurrence, a member of the Committee shall be deemed to have resigned from the Committee if such member:

     8...3a. shall assign all or any portion of its Claim (other than as security for an obligation of, or to an affiliate of, such Claimant), or

     8...3b. releases the Debtor from payment of all or a portion of its Claim.

Any vacancy created as a result of the foregoing may, but need not, be filled by a designee of a majority of the remaining members of the Committee from among the employees or representatives of the remaining holders of the Class IV Claims.

     8...4 The Committee shall function as such whether or not any vacancy is filled. No holder of a Class IV Claim shall have more than one representative on the Committee at any given time.

     8...5 The Committee shall act by a majority vote of its members present and voting, either with or without formal meetings.

     8...6 The Committee shall have the power and right, upon such terms and conditions as the Committee may determine, to waive, modify or excuse performance of any of the covenants of the Debtor set forth in the Plan, but such waiver or excuse shall not be deemed to constitute a waiver of any other term or provision of this Plan or waiver or excuse of the same covenant on a different occasion.

     8...7 Members of the Committee and their designees shall serve without compensation. However, the Debtor shall reimburse each member of the Committee for all reasonable out-of-pocket expenses or disbursements incurred by it or its designee in the performance of its duties as a member of the Committee, or a designee thereof.

     8...8 No member of the Committee, or any of its agents, shall be liable for any action taken, or failure to act, as a member of the Committee, except for their own gross negligence or wilful misconduct.

     8...9 Upon the completion of the Distributions to be made to the holders of Class IV Claims in accordance with Article IV of the Plan, the duties, powers, responsibilities and rights of the Committee and its agents shall terminate, ipso facto.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9...1 Monetary Defaults. The failure to make any Distribution when due under the Plan, which failure shall continue for a period of thirty (30) days after receipt of notice, as provided in paragraph 12.4 hereof, shall constitute a default under this Plan.

     9...2 Other Defaults. The breach of any covenant under the Plan, other than the failure to make any Distribution when due for which provision has already been made in paragraph 9.1 hereof, shall constitute a default under this Plan unless cured within thirty (30) days following receipt by the Debtor of notice of such breach from any Claimant as provided in paragraph 12.4 hereof. In addition, the filing of a subsequent voluntary petition under the Bankruptcy Code by the Debtor, the filing of an involuntary petition under the Bankruptcy Code against the Debtor, or an assignment by the Debtor of its assets for the benefit of creditors, each at any time prior to full satisfaction of the payment provisions of this Plan, shall constitute a default under this Plan. In any such event, a holder of an Allowed Claim shall have the right, upon ten (10) business days' prior written notice thereafter to the Debtor to move the Bankruptcy Court for appropriate relief.

                                    ARTICLE X

                                    DISCHARGE

     Except as otherwise expressly provided in this Plan, as of the Effective Date, the Debtor shall be discharged from, and the Confirmation Order shall operate as an injunction against, the commencement or continuation of any action or the employment of any process to collect, offset or recover any sums against the Debtor with respect to

     (a) any Claim or interest thereon, and the Debtor's liability therefor shall be extinguished completely, whether or not a proof of claim is filed or deemed filed under 501 of the Bankruptcy Code, such Claim becomes an Allowed Amount under 502 of the Bankruptcy Code or the holder of such Claim has accepted the Plan, and whether or not such Claim is reduced to judgment, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arises or may arise from any agreement of the Debtor entered into or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, and

     (b) any liability of a kind specified in 502(g), 502(h), and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under 501 of the Bankruptcy Code, such Claim becomes an Allowed Amount under 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan.

                                   ARTICLE XI

              BOARD OF DIRECTORS AND CHARTER OF REORGANIZED DEBTOR

     11...1 Board of Directors. The duties, powers, responsibilities and rights of the members of the Debtor's Board of Directors shall continue from and after the Effective Date.

     11...2 Charter. After the Confirmation Date and on or before the Effective Date, the Debtor's Certificate of Incorporation and By-Laws shall be amended as provided in the Plan and in a manner as is necessary to implement the provisions of this Plan. On the Effective Date, the Debtor's Certificate of Incorporation and By-Laws shall be deemed modified by this Plan.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     12...1 Effect of Confirmation. The Distributions and other treatment afforded holders of Claims and Interests under this Plan shall be in full and complete satisfaction, settlement and discharge of all Claims against and Interests in the Debtor.

     12...2 Entire Agreement. This Plan and the Confirmation Order, including any exhibits to this Plan, sets forth the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior discussions and documents. No party shall be bound by any terms, conditions, definitions, warrants, understandings or representations with respect to the Plan other than as are expressly provided for herein. Should any provision in the Plan be determined to be unenforceable by a court of competent jurisdiction, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan. The duties, rights and obligations of any person or entity named or referred to in the Plan shall be binding upon, inure to the benefit of and shall be the responsibility of, the successors and assigns of such person or entity.

     12...3 Headings; Entire Plan. The headings of the Articles, paragraphs and sections of this Plan are inserted for convenience only and shall not affect the interpretation hereof. This Plan, including any exhibits and other attachments hereto, shall constitute the entire Plan, subject to amendment or modification solely as provided herein. Article I of this Plan is and shall be regarded as an integral, substantive and operative part of the Plan.

     12...4 Notices. Any notice described in or required by the terms of this Plan shall be deemed to have been properly given (a) when actually received or,
(b) if mailed, five (5) days after the date of mailing, if such notice shall have been sent by registered or certified mail return receipt requested, or (c) if sent via facsimile, on the date of the transmission confirmation, to

                           -        the Debtor, addressed to its counsel:

                                    Marilyn Simon & Associates
                                    200 Park Avenue South, Suite 1700
                                    New York, New York 10003-1503
                                    Attn: Marilyn Simon, Esq.
                                    Facsimile: 212-529-4823

                                    with a copy to:

                                    Ruskin, Moscou, Evans & Faltischek, P.C.
                                    170 Old Country Road
                                    Mineola, New York  11501
                                    Attn: Jeffrey Wurst
                                    Facsimile: (516) 663-6678

                           -        the Committee, addressed to its counsel:


                           -        AFL, addressed to its counsel:

                                    Law Offices of Donald T. Rave
                                    11 The Plaza
                                    Locust Valley, New York  11560
                                    Attn: Donald Rave, Jr., Esq.
                                    Facsimile: (516) 671-1294

     or to such other address or addressee as the recipient may give written notice in accordance with the provisions of this section of the Plan.

     12...5 Revocation. The Debtor and AFL reserve the right to revoke and withdraw this Plan at any time prior to the Confirmation Date. If the Plan is revoked or withdrawn, then the Plan shall be deemed null and void, and in such event, nothing contained herein shall be deemed to constitute a waiver or release any Claim by or against the Debtor or any other entity, or to prejudice in any manner, the rights of the Debtor, AFL or any entity in any further proceeding involving the Debtor.

     12...6 Substantial Consummation. The Plan will be deemed substantially consummated, as such term is used in 1101(2) of the Bankruptcy Code, upon the commencement of distributions to the holders of Administrative Claims, Priority Claims, Priority Tax Claims, and Unsecured Claims. Following such substantial consummation, any appeal, rehearing or other post-confirmation motion of any nature with respect to this Plan or the Confirmation Order except as specifically provided herein or therein shall be rendered moot and no longer justiciable.

     12...7 Cramdown. If any impaired Class fails to accept the Plan in accordance with 1129(a) of the Bankruptcy Code, the Debtor reserves the right to request the Bankruptcy Court to confirm the Plan in accordance with the provisions of 1129(b) of the Bankruptcy Code.

                                  ARTICLE XVIII

                              RESERVATION OF RIGHTS

     In the event that this Plan is not confirmed or that the Effective Date does not occur, the rights of all parties in interest in the Chapter 11 Case shall be reserved in full.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

     The Court shall retain jurisdiction of this proceeding under the provisions of the Bankruptcy Code, including, without limitation, 1142(b) thereof and of the Federal Rules of Bankruptcy Procedure to ensure that the intent and the purpose of the Plan is carried out and given effect. Without limitation by reason of specification, the Court shall retain jurisdiction for the following purposes:

                  (a) To consider any modification of the Plan pursuant to 1127 of the Bankruptcy Code and/or any modification of the Plan after substantial consummation thereof;

                  (b)      To hear and to determine:

                           (i) all controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan including whether an Event of Default has occurred pursuant to Article IX hereof;

                           (ii) all controversies, suits and disputes, if any, as may arise between or among the holders of any Class of Claim or Interest and the Debtor;

                           (iii) all causes of action which may exist on behalf of the Debtor;

                           (iv) applications for allowance of compensation and objections to Claim which have been timely asserted in accordance with orders of this Court;

                           (v) any and all pending applications, adversary proceedings and litigated matters.

Dated:   New York, New York
         May 7, 1999

                                            ALCOHOL SENSORS INTERNATIONAL, LTD.
                                            Debtor in Possession

                                            By:s/Edward S. Gould
                                              --------------------
                                              Edward S. Gould

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
------------------------------------X
In re:                                      Chapter 11
                                            Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,        DISCLOSURE   STATEMENT  OF
                                            PURSUANT  TO  1125  OF  THE
                                            BANKRUPTCY CODE
                           Debtor.
------------------------------------X

                                       I.

                              PRELIMINARY STATEMENT

     Alcohol Sensors International, Ltd. (the "Debtor") and AFL Funding LLC, the third party proponent of the Plan of Reorganization dated May 7, 1999 (the "Plan"), submit this disclosure statement ("Disclosure Statement") pursuant to ?1125 of Title 11 of the United States Code (the "Bankruptcy Code") to all holders of Claims (the "Claimants") against or interests in the Debtor in order to solicit acceptances or rejections of the Plan.

     Accompanying  this  Disclosure   Statement  are  copies  of  the  following
documents:

     (a) The Plan;

     (b) The notice fixing the time for filing of acceptances or rejections of the Plan, the date, time and place of a hearing to consider confirmation of the Plan and related matters including objections to the Plan;

     (c) A ballot (the "Ballot") for acceptance or rejection of the Plan.

     The Court has scheduled a hearing to consider confirmation of the Plan for ____________, 1999 at ____ o'clock in the ____noon in the United States Bankruptcy Court, 601 VETERANS MEMORIAL HIGHWAY, HAUPPAUGE, NEW YORK 11788. EXCEPT WHERE EXPRESSLY DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

     The Court has directed that Ballots accepting or rejecting the Plan, substantially in conformity with Official Bankruptcy Form No. 30, be received by counsel to the Debtor, Marilyn Simon & Associates, Attn: Debra J. Cohen, Esq., no later than the close of business on ____________, 1999, from all holders of Claims or Interests, whose Claims or Interests are impaired by the Plan. Under the Bankruptcy Code, only classes of Claims and Interests which are "impaired" under the Plan may vote to accept or reject the Plan. Generally, a claim or interest is impaired if the holder's legal, equitable or contractual rights are changed under a plan of reorganization. A plan is accepted by an impaired class of claims if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims of that class which vote, vote to accept the plan. A plan is accepted by an impaired class of interests if the holders of at least two-thirds (2/3) in amount of the allowed interests of such class which vote, vote to accept the Plan. Under the Plan, Classes I, IV, V and VI are impaired within the meaning of ?1124 of the Bankruptcy Code and the holders of such Claims and Interests are entitled to vote to accept or reject the Plan. Classes II and III are not impaired and shall be conclusively deemed to have accepted the Plan. ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO THE HOLDERS OF THE CLAIMS AND INTERESTS IN CLASSES I, IV, V and VI UNDER THE PLAN.

     This Disclosure Statement has been approved by the Honorable Melanie Cyganowski, United States Bankruptcy Judge, as containing "adequate information" as that term is defined in ?1125 of the Bankruptcy Code. This Disclosure Statement is the only authorized disclosure with respect to the Plan. Approval of the Disclosure Statement by Judge Cyganowski does not constitute a recommendation as to the merits of the Plan. Except as provided in this Disclosure Statement, no other representations concerning the Debtor, its operations, the value of its property or the Claims against the Debtor has been authorized, and none should be relied upon in arriving at your decision to vote to accept or to reject the Plan.

     An Official Committee of Unsecured Creditors was appointed in this Case by the United States Trustee on _________. Annexed hereto as Exhibit "A" is a Schedule listing the members of the Office Committee of Unsecured Creditors. Enclosed herewith is a statement prepared by Committee Counsel on behalf of the Committee with respect to its recommendation to accept the Plan.

     CLAIMANTS AND INTEREST HOLDERS ARE URGED TO READ THE PLAN IN FULL. THE PLAN REPRESENTS A PROPOSED LEGALLY BINDING AGREEMENT BETWEEN THE DEBTOR, ITS CREDITORS AND INTEREST HOLDERS AND SHOULD BE READ TOGETHER WITH THIS DISCLOSURE STATEMENT IN ORDER THAT AN INFORMED AND INTELLIGENT JUDGMENT CONCERNING THE PLAN CAN BE MADE. TO THE EXTENT THERE IS ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

                                       II.

                            INTRODUCTION TO THE PLAN

     The Plan provides for the division of Claims and Interests into six (6) classes:

     Class I is comprised of the Allowed Secured Claim of AFL.

     Class II is comprised of the Allowed Priority Claims of Taxing Authorities, which Claims are entitled to priority in accordance with 507(a)(8) of the Bankruptcy Code, including withholding and corporation taxes due the federal, state and local governments. Class II Claims are all accorded the same treatment under the Plan.

     Class III is comprised of Allowed Priority Claims, consisting primarily of wage and wage related claims, which Claims are entitled to priority in accordance with 507(a)(3) and (4) of the Bankruptcy Code. Class III Claims are all accorded the same treatment under the Plan.

     Class IV is comprised of the Allowed Unsecured Claims. Such Claims are those that arose prior to the date the chapter 11 case was filed, which are not secured by a lien or security interest in the assets of the Debtor and are not entitled to priority under 507 of the Bankruptcy Code, except as may be included in Class II and III Claims, and include Claims for damages arising from the rejection of executory contracts. Class IV Claims are all accorded the same treatment under the Plan.

     Class V is comprised of the Allowed Interest Holder Claims. Such Claims are Claims held by certain Interest holders on account of, or with respect to, their Interests (including Claims for unpaid dividends or the exercise of warrants), which Claims (a) are not secured by a lien or security interest in the assets of the Debtor and (b) are not entitled to priority under 507 of the Bankruptcy Code. Class V Claims are all accorded the same treatment under the Plan.

     Class VI is comprised of Interests.


                                      III.

                              ANALYSIS OF THE PLAN

     Administrative Claims consist of claims incurred during the pendency of the Case in the ordinary course of business, as well as compensation to be paid to Professional Persons, pursuant to a Final Order. The Debtor has been paying, and shall continue to pay, ordinary course claims as they become due. With respect to claims of Professional Persons, such claims shall be paid in full on or about the later of the Consummation Date or the date of entry of a Final Order allowing their fees and expenses or over such period of time as may be agreed upon between the Debtor and the Administrative Claimant. The Professional Persons consist of Marilyn Simon & Associates, bankruptcy counsel to the Debtor, Ruskin, Moscou, Evans & Faltischek, P.C., special corporate counsel to the Debtor, the Debtor's accountants, and counsel and accountants to the Committee if appointed and if such professionals are retained. No interim fees were paid to Professional Persons during the pendency of the chapter 11 Case. It is anticipated that, subject to Court approval, the final fees payable to the Professional Persons (including xeroxing charges and the cost to print and mail the solicitation package) for work performed and expenses incurred during the administration of the Case after crediting the prepetition retainers paid, will not exceed $___________ in the aggregate.

     If there are any Administrative Claims, other than Professional Fees, such Claims will be paid in full, in Cash, when they accrue or upon such terms as may be agreed upon between the Administrative Claimant and the Debtor. Administrative Claims are not impaired under the Plan because they are being paid in full when they are incurred or fixed by the Court.

     A Class is not impaired within the meaning of the Bankruptcy Code if under the Plan the holders of Allowed Claims in such Class receive the Allowed amount of their Claims in Cash or other property of the Debtor equal to the Allowed amount of such Claim or Interest as of the Consummation Date of the Plan. All classes of Claims are unimpaired under the Plan except for Classes I, IV, V, and VI.

     The Plan provides that AFL's Allowed Secured Claim, designated in the Plan as the Class I Claim, is impaired. AFL shall be issued ninety-six (96%) of the New Stock in full and final satisfaction, settlement and discharge of said claim. In accordance with the AFL Agreements AFL is authorized to advance up to $1,000,000 to the Debtor of which $147,000 was incurred at the Filing Date. AFL's claim includes an unliquidated amount for post-petition advances, interest, costs and fees accrued from and after the Filing Date which, as at the Anticipated Confirmation Date will approximate $__________. Based upon the report of an investment banker retained by AFL, a summary of which is annexed hereto as Exhibit "B", 96% of the New Stock is valued at not more than $______________.

     The Plan provides that the Allowed Class II Claims of taxing authorities are not impaired and shall be satisfied, settled and discharged, in full, by the payment of 100% of the Allowed amount of such Priority Tax Claims in quarterly deferred cash installments, inclusive of interest at a rate of 9% per annum, in equal self amortizing payments commencing on the Consummation Date and every ninety (90) days thereafter, over a period not to exceed six (6) years after the date of assessment of said Claims. Upon information and belief, the Class II Claims were not assessed prior to the Filing Date. The Debtor's Schedules of Assets and Liabilities (the "Schedules") indicate that there are no Priority Tax claims for withholding, corporation or sales tax, or unemployment insurance, obligations to federal, state and local taxing units.

     The Plan provides that Class III Claims, consisting of all wage and wage related Priority Claims, are not impaired and shall be satisfied, settled and discharged, in full, by the payment of one hundred (100%) percent of the Allowed Amount of such Claims in Cash on the Consummation Date. Under 507(a)(3) and (4) of the Bankruptcy Code, wage and wage related claims are afforded priority status only to the extent of $4,300 for each Claimant. The Schedules indicate that there are no Priority Claims against the Debtor.

     The Plan provides that the Allowed Class IV Unsecured Claims are impaired and shall be satisfied, settled and discharged, in full, by the payment of ten (10%) percent of the Allowed Amount of such Claims in Cash on the Consummation Date, together with such Claimant's pro rota share of 4% of the New Stock. The Schedules indicate that the Unsecured Claims aggregate $649,012.92.

     The Plan provides that Class V Interest Holder Claims are impaired and shall receive no distribution. The Debtor believes that there will be no Interest Holder Claims since it has never declared any dividends on any stock and all redemption rights have always been at the Debtor's sole option.

     The Plan provides that the Class VI Interests are impaired. All preferred stock, common stock and warrants of the Debtor issued and outstanding as of the Confirmation Date, as well as any and all preemptive, redemption, dividend and registration rights relating thereto, shall be canceled and the holders of said Interests shall receive no Distribution under the Plan.

     The absolute priority rule of the Bankruptcy Code, requires that a plan may not provide for payment to a junior class unless it provides for payment in full to the superior classes of creditors unless the superior class consents to such treatment. Consequently, the holders of Interests may not retain their Interests under the Plan unless (a) the holders of Classes I, II, III and IV Claims are paid in full, (b) the holders of the Interests contribute to the reorganized Debtor new value in an amount reasonably equivalent to the value of the Interests, or (c) the impaired superior classes accept the Plan as proposed. Classes I and IV are not paid in full under the Plan and therefore, they are impaired. As a result, the holders of Interests may not retain their respective Interests under the Plan.

     Annexed hereto as Exhibit "C" is a schedule which sets forth the various classes of Claims and Interests and the amounts asserted by each class of Claims and Interests. The Debtor believes that the Plan affords holders of Claims and Interests the potential for the greatest realization on the Debtor's assets and, therefore, is in the best interests of such holders. The Debtor's primary assets are its patents in breath alcohol ignition interlock devices ("BAIID") under the Sens-O-Lock name and modular products designed to automatically engage and adjust the headlights and taillights of automobiles under the Weather Eye brand name. If the Plan is not confirmed, the Debtor will yield little or no value from these assets. AFL has agreed to fund the Plan to the extent necessary and required to make all of the payments and/or to issue the New Stock, as the case may be, to the holders of Allowed Administrative Claims, Allowed Class II Priority Tax Claims, Allowed Class III Priority Claims, and Allowed Class IV Unsecured Claims in accordance with the terms of the Plan in exchange for ninety-six (96%) of the New Stock. If the Plan is not confirmed, the only alternative is liquidation of the Debtor under chapter 7 of the Bankruptcy Code. In the event the Case is converted to a chapter 7 liquidation, the proceeds recovered from the assets of the Debtor will be insufficient to satisfy the Secured Claim in full. Therefore, the holders of Administrative Claims, and all Classes of Claims and Interests would not receive any distribution from the Debtor on account of their respective Claims and Interests. Annexed hereto as Exhibit "D" is a liquidation analysis which indicates that if the case were converted to a liquidation under chapter 7 of the Bankruptcy Code as at July, 1999, the Class I Claim would not be paid in full and therefore, no other class of claims would receive any distribution. Thus, the Plan represents the best available alternative for maximizing returns to holders of Claims and Interests.

                                       IV.

                           ANALYSIS OF DEBTOR'S CLAIMS

     The Plan provides that the Debtor shall retain all causes of action under 510, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code. The
Debtor has reviewed payments made prior to the Filing Date in light of its rights to recovery under the foregoing sections of the Bankruptcy Code and the Debtor believes it either has no recoverable claims which it may assert against third parties with respect thereto or the costs of litigation would exceed any potential recovery.

     By order dated  _____________,  1999, the Court fixed  _____________,  1999
(the "Bar Date") as the last day by which all entities, except for certain Administrative claimants, but including all persons, partnerships, corporations, estates, trusts and governmental units that may assert a claim against the Debtor which claim arose through and including the Bar Date. Thus, any holder of a Claim against the Debtor which failed to file a proof of Claim on or before the Bar Date (and which was not listed on the Schedules as non-contingent, undisputed and liquidated) shall not, with respect to such Claim, be treated as a creditor for purposes of voting or distribution under the Plan, and is forever barred, estopped and enjoined from asserting such Claim against the Debtor or its estate.

     The Plan provides that the Debtor may file objections to the allowance of any Claim. Any such objection must be filed and served by the later of (a) the sixtieth (60th) day following the Effective Date, (b) thirty (30) days after the filing of the proof of such Claim, or (c) any later date set by Final Order. Any Claim for which no objection has been filed within the time fixed therefor shall be deemed an Allowed Claim in such amount as is set forth in a proof of claim filed with the Bankruptcy Court, or if no proof of claim is filed, as listed in the Schedules and not identified as disputed, contingent or unliquidated as to amount. Unless otherwise ordered by the Court or agreed to by written stipulation approved by a Final Order, or the objection thereto is withdrawn, the Debtor may litigate the merits of each Disputed Claim until determined by Final Order. The Debtor shall have the sole and exclusive authority to assert objections to Claims and to prosecute, and settle all such objections to Claims pursuant to 510, 543 through 551 and ?553 of the Bankruptcy Code. Unclaimed Distributions (including Distributions made by checks which have not been negotiated by the payee) shall be retained by the Debtor or AFL, as the case may be, and held in trust for the beneficial holders of Allowed Claims entitled thereto for a period of 90 days after the Distribution date. Any Distribution remaining unclaimed 90 days after the distribution date shall be canceled (by a stop payment order or otherwise), the Claim(s) relating to such Distributions(s) shall be deemed forfeited and expunged and the holder of such Claim shall be removed from the Distribution schedule, shall receive no further Distributions under this Plan, and the Distributions shall be returned to the Debtor or AFL, as the case may be. All Distributions shall be made to the holders of Claims at the address listed on their respective proofs of claim filed with the Bankruptcy Court or, if no proof of claim was filed, at their last known address.

                                       V.

                             BACKGROUND INFORMATION

     The Debtor is a New York corporation in the business of designing, marketing and selling electronic motor vehicle after-market safety products, including a patent-pending line of breath alcohol ignition interlock devices ("BAIID") under the Sens-O-Lock name. The Sens-O-Lock BAIID is designed to detect, evaluate and assist in the prevention of an alcohol impaired driver operating a vehicle. The Debtor also markets and sells, under the Weather Eye brand name, a line of modular products designed to automatically engage and adjust the headlights and taillights of automobiles depending upon the weather and sunlight conditions.

     The Debtor is a public corporation whose stock is traded on the electronic bulletin board maintained by the National Association of Securities Dealers, Inc. under the symbol "AFLL" (for common stock), "AFLLW" (for Class A Warrants) and "AFLLZ" (for Class B Warrants).

     The Debtor's financial difficulties commenced when it discovered in the Spring of 1996 inconsistencies in certain integral components manufactured for the Debtor, as well as other manufacturing, design and quality control problems with the original Sens-O-Lock product. The Debtor had to discontinue manufacturing the original product, recalled all of the Sens-O-Lock units which had been sold, temporarily ceased marketing efforts and wrote down its inventory by approximately $556,000. Since that time, the Debtor devoted substantially all of its resources to researching and developing new technology for and designing the current Sens-O-Lock product line, developing new and better relationships with component suppliers and manufacturers, improving quality control procedures, enhancing the Sens-O-Lock operating software and developing the Debtor's network of distributors and dealers.

     In late February 1998, the Debtor received confirmation from an independent testing laboratory that the new Sens-O-Lock product successfully completed testing under the National Highway Traffic Safety Administration ("NHTSA") Model Specifications for Breath Alcohol Ignition Interlock Devices (the "Model Specifications") for the battery of required tests for the 37-day calibration stability challenge protocol. The Model Specifications are utilized by the various states in their individual certification processes for use in legislative and judicial programs for supervision of persons convicted of alcohol-related motor vehicle infractions, violations and crimes.1 The Sens-O-Lock has been certified in six states. The Debtor anticipates seeking additional state certifications of the Sens-O-Lock on state-by-state basis, with priority based, among other factors, upon the location of the Debtor's distributors and dealers. The Debtor anticipates publicizing the Model Specification testing success and applicable state certification in promoting the Sens-O-Lock devices for additional markets such as parents of teenage drivers, and truck, bus and taxi fleets.

--------
    1The various states have differing certification processes. Some states merely require compliance with the Model Specifications while other states have much higher standards and/or a complex certification procedure.

     Due to its faulty start and inefficient management, the Debtor has had limited sales of Sens-O-Lock units, primarily in the United Kingdom and elsewhere in Europe. During 1998, the Debtor sold only approximately 200 Sens-O-Lock units and there have been minimal revenues generated by the WeatherEye product line. Prior to the Filing Date, the Debtor has been dependent upon unsecured loans and equity investments from its officers, directors and shareholders and others to fund its operations.

     In January 1999, the Debtor replaced its management, which presently consists of it president, Edward S. Gould, and Vice President, Rose-Marie Massimillo. In addition, immediately prior to the filing of its chapter 11 case, the Debtor obtained a commitment from AFL to lend the Debtor up to $$1,000,000 of which $147,000 was advanced prior to the Filing Date, the repayment of which is secured by a fully perfected lien upon and security interest in all of the Debtor's assets.

     The Debtor commenced this Case in order to confirm the Plan, which provides for the treatment of claims against and interests in the Debtor. The Debtor believes this the most efficient and expeditious means of transforming itself, resolving claims and maximizing value for all creditors. Annexed hereto as Exhibit "D" is a copy of an internal, unaudited financial statement of the Debtor as at ________, 1999. The Debtor submits that without the funding available from AFL and confirmation of the Plan, pursuant to which AFL's Secured Claim is satisfied by the issuance of the New Stock, the Debtor will not be able to continue to operate and will be unable to confirm a plan.

     The Debtor filed the Case on May 7, 1999 and has been continued in the management and operation of its business and property pursuant to 1107 and 1108 of the Bankruptcy Code since that time. On _____________, 1999, the United States Trustee appointed the Committee.

                                       VI.

                            TAX IMPLICATIONS OF PLAN

     Each Creditor is urged to consult with its accountants or other tax professional as to the tax consequences of the Plan.

                                      VII.

                   POST-CONFIRMATION MANAGEMENT OF THE DEBTOR

     The duties, powers, responsibilities and rights of the members of the Debtor's Board of Directors shall continue from and after the Effective Date. Edward S. Gould and Rose-Marie Massimillo shall continue as the officers of the reorganized Debtor in the position of president and vice-president, respectively. Mr. Gould's annual salary is $180,000 and Ms. Massimillo's annual salary is $100,000. Although no agreement has been reached, it is anticipated that following confirmation Mr. Gould and Ms. Massimillo shall continue to be employed by the Debtor and as part of their compensation package they may be offered an equity position in AFL of between 15% and 25%, in the aggregate.

                                      VIII.

                             EFFECT OF CONFIRMATION

     The Distributions and other treatment afforded all holders of Claims and Interests under the Plan shall be in full and complete satisfaction of all Claims against and Interests in the Debtor. On the Consummation Date of the Plan, title to all properties and assets of the Debtor shall pass to and vest in the reorganized Debtor, free and clear of all Claims and Interests Except as otherwise expressly provided in this Plan, as of the Effective Date, the Debtor shall be discharged from, and the Confirmation Order shall operate as an injunction against the commencement or continuation of any action or the employment of process to collect, offset or recover against the Debtor or its estate, any Claim that arose or was incurred before the Confirmation Date, or from any conduct, act or omission, of the Debtor prior to the Confirmation Date.

                                       IX.

                                    CRAMDOWN

     The Debtor reserves the right to request the Bankruptcy Court to confirm the Plan in accordance with the provisions of 1129(b) of the Bankruptcy Code in the event any impaired Class fails to accept the Plan in accordance with 1129(a) of the Bankruptcy Code.

                                       X.

                         ANTICIPATED CONFIRMATION DATE

     It is anticipated that the Confirmation of the Plan will occur in or about _________, 1999. The Consummation Date is the first business day following the 15th day after the Effective Date, the date on which the Confirmation Order becomes a Final Order.

Dated: New York, New York
       May 7, 1999

                                           ALCOHOL SENSORS INTERNATIONAL, LTD.
                                           Debtor in Possession

                                           By:  s/Edward S. Gould
                                              -------------------


                                    EXHIBIT C

------------------------------------------------------------- ===============================
Classes of Claims                                                           Scheduled Claims
------------------------------------------------------------- ===============================
I        -        AFL                                                            175,000.002
------------------------------------------------------------- ===============================
II       -        Priority Tax Claims                                                   0.00
------------------------------------------------------------- ===============================
III      -        Priority Claims                                                       0.00
------------------------------------------------------------- ===============================
IV       -        Unsecured Claims                                                649,012.92
------------------------------------------------------------- ===============================
V        -        Interest Holder Claims                                                0.00
============================================================= ===============================

UNITED STATES BANKRUPTCY COURT              Hearing Date: June 23, 1999
EASTERN DISTRICT OF NEW YORK                                @ 2:30 p.m.
-----------------------------------X
In re:                                      Chapter 11
                                            Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,        NOTICE OF HEARING ON
                                            DISCLOSURE STATEMENT

                        Debtor.
-----------------------------------X
TO ALL HOLDERS OF CLAIMS AGAINST AND
INTERESTS IN THE ABOVE-CAPTIONED DEBTOR:

     PLEASE TAKE NOTICE that on June 23, 1999 in Room 103 of the United States Bankruptcy Court, 601 Veterans Memorial Highway, Hauppauge, New York 11788, at 2:30 o'clock in the afteroon of that day, a hearing will be held before the Honorable Melanie Cyganowski, United States Bankruptcy Judge, to consider entry of an order:

                  1. finding that the Debtor's disclosure statement (the "Disclosure Statement") contains "adequate information" as that term is defined in 1125(a) of Chapter 11 of Title 11 of the United States Code (the "Code");

                  2.       approving the Disclosure Statement;

                  3. authorizing the Debtor to solicit acceptances to its Plan of Reorganization dated May 7, 1999 (the "Plan"), from holders of claims against and interests in the Debtor by the transmission of the Disclosure Statement and the Plan to the holders of such claims and interests;

                  4. fixing a date by which all acceptances and/or rejections of the Plan must be received in order to be counted in the determination of whether the Plan has been accepted in accordance with the provisions of 1126 of the Code; and

                  5. granting such other and further relief as the Court may deem just and proper.

     THIS IS NOT A SOLICITATION OF ACCEPTANCES OF THE PLAN. ACCEPTANCES MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

     Copies of the Disclosure Statement and the Plan are on file with the Bankruptcy Court and may be examined at the Bankruptcy Court, 601 Veterans Memorial Highway, Hauppauge, New York 11788, Monday through Friday from 9:00 a.m. to 4:00 p.m.

     Objections to the Disclosure Statement or to any of the other relief hereinabove sought by the Debtor must be in writing, filed with the Bankruptcy Court (with a copy to chambers), 601 Veterans Memorial Highway, Hauppauge, New York 11788, and served upon counsel to Debtor, Marilyn Simon & Associates, attn:
Debra J. Cohen, Esq., 200 Park Avenue South, New York, New York 10003-1503, so as to be received no later than 4:30 p.m. on June 17, 1999.

     Upon approval of the Disclosure Statement by Bankruptcy Judge Cyganowski, holders of claims against and interests in the Debtor will receive a copy of the Disclosure Statement and the Plan.

     The hearing scheduled herein to consider the proposed Disclosure Statement may be adjourned from time to time without further notice to creditors or other parties in interest other than by an announcement of such adjournment on the date scheduled for the hearing.

Dated:   New York, New York
         May 17, 1999
                                                   MARILYN SIMON & ASSOCIATES
                                                   Attorneys for Debtor and
                                                   Debtor in Possession
                                                   200 Park Avenue South
                                                   New York, New York 10003-1503
                                                   (212) 529-4400

UNITED STATES BANKRUPTCY COURT              LAST DAY TO FILE CLAIMS
EASTERN DISTRICT OF NEW YORK                AGAINST THE DEBTOR: June 14, 1999
                                                                   @4:30 p.m.
-----------------------------------X
In re:                                      Chapter 11
                                            Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,        NOTICE REQUIRING
                                            ASSERTION OF CLAIMS
                                            AGAINST AND INTERESTS
                                            IN THE DEBTOR
                          Debtor.
-----------------------------------X

     PLEASE TAKE NOTICE, that an order has been entered by the United States Bankruptcy Court for the Eastern District of New York, in accordance with Rule 3003(c) of the Federal Rules of Bankruptcy Procedure, requiring all entities, including all persons, partnerships, corporations, estates, trusts and governmental units which may assert a claim against or equity security interest in ALCOHOL SENSORS INTERNATIONAL, LTD., debtor and debtor in possession (the "Debtor"), to file such claims or equity security interest no later than 4:30 p.m. on June 14, 1999. As defined in 101(2) of Title 11 of the United States Code, "Claim" is defined as the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. "Equity Security" is defined as a share in a corporation whether or not transferrable or denominated "stock" or similar security.

     Any holder of a Claim or Equity Security who is required to file a proof of claim or equity security but fails to do so in the manner and time prescribed herein shall not, with respect to such Claim or Equity Security, be treated as a creditor for purposes of voting or distribution under any plan of reorganization or liquidation in this case and shall be forever barred, estopped and enjoined from asserting such Claim against or Equity Security in the Debtor or its estate. Any entity which has previously filed a proof of claim or equity security need not file an additional proof of claim.

     TO BE TIMELY, A PROOF OF CLAIM OR EQUITY SECURITY MUST BE RECEIVED, ON OR BEFORE JUNE 14, 1999, NO LATER THAN 4:30 P.M., BY THE CLERK, UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, 601 VETERANS MEMORIAL HIGHWAY, HAUPPAUGE, NEW YORK 11788.

     If a person or an entity has been scheduled by the Debtor in its Schedules of Assets and Liabilities which were filed with the Bankruptcy Court, as the holder of a Claim that is undisputed, non-contingent and liquidated in amount, such entity is not required to file a proof of claim pursuant hereto unless such entity disputes the amount for which such Claim is scheduled by the Debtor. The Schedules may be examined and inspected by interested parties in the office of the Bankruptcy Clerk, Monday through Friday from 9:00 a.m. to 4:00 p.m.

Dated:   Hauppauge, New York
         May 10, 1999

Attorneys  for the  Debtor         BY ORDER OF THE  BANKRUPTCY  COURT
Marilyn  Simon & Associates        s/Melanie  L.  Cyganowski
200  Park  Avenue  South           -------------------------
New York, NY 10003                 UNITED  STATES BANKRUPTCY JUDGE
(212) 529-4400

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
-----------------------------------X
In re:                                      Chapter 11
                                            Case No. 899-83790-511

ALCOHOL SENSORS INTERNATIONAL, LTD.,        ORDER APPROVING
                                            DISCLOSURE STATEMENT

                       Debtor.
-------------------------------X

     A Plan of Reorganization (the "Plan") dated May 7, 1999, and a disclosure statement, having heretofore been filed herein by Alcohol Sensors International, Ltd., debtor and debtor in possession (the "Debtor"),

     AND a hearing having been held on ________________, 1999, and upon the record and minutes taken before me and sufficient cause appearing therefor, it is

     FOUND, that the Disclosure Statement contains "adequate information" as that term is defined in 1125(a)(1) of Chapter 11 of Title 11 of the United States Code (the "Code"), and it is further

     ORDERED, that the Disclosure Statement be and the same hereby is approved in all respects, and it is further

     ORDERED, that on or before ______________, 1999, the Debtor be and it hereby is authorized and directed to transmit by regular mail to all creditors and other parties in interest (i) the Plan, (ii) the Disclosure Statement approved herein, (iii) the Ballot Form for acceptance or rejection of the Plan, and (iv) the Notice fixing the time for the filing of acceptances of or rejections to the Plan, substantially in the form annexed hereto, which documents are incorporated herein and marked as Exhibit "A", the terms of which are hereby approved, and it is further

     ORDERED, that the Ballot Form for acceptances or rejections of the Plan shall be filed by the holders of all impaired claims against and interests in the Debtor on or before _____________, 1999, with Marilyn Simon & Associates, counsel for the Debtor, 200 Park Avenue South, Suite 1700, New York, New York 10003, attn: Debra J. Cohen, Esq., and it is further

     ORDERED, that any objection to confirmation of the Plan shall be served upon Marilyn Simon & Associates, attorneys for the Debtor, 200 Park Avenue South, New York, New York 10003, Attn: Debra J. Cohen, Esq., Ruskin, Moscou, Evans & Faltischek, 170 Old Country Road, Mineola, NY 11501, attn: Jeffrey Wurst, Esq., and filed with the Clerk of the Bankruptcy Court, on or before ________________, 1999, with a courtesy copy delivered to chambers, and it is further

     ORDERED, that a hearing to consider acceptances of or rejections to the Plan, confirmation of the Plan, and of any objections as may be made to confirmation of the Plan shall be held on _______________, 1999 at ____ o'clock in the ____noon of said day in the United States Bankruptcy Court, .

Dated:   New York, New York
          ___________, 1999                -------------------------------
                                           UNITED STATES BANKRUPTCY JUDGE